EXHIBIT 5.1

[Letterhead of The Otto Law Group]

January 15, 2008

ECO2 Plastics, Inc.
680 Second Street, Suite 200
San Francisco, CA 94107

      Re:  Registration of Common Stock of ECO2 Plastics, Inc., a Delaware corporation ("ECO2").

Ladies and Gentlemen:

      For purposes of the registration on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), of 5,000,000 shares of common stock of ECO2 in connection with that Employment Agreement between ECO2 and Mario Sandoval, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that,  in our opinion, when such shares have been issued and sold in accordance with the registration statement referenced herein,  such shares will be validly issued, fully paid and nonassessable shares of ECO2’s common stock.

      We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

               Very truly yours,

               THE OTTO LAW GROUP, PLLC

/s/ The Otto Law Group, PLLC